Exhibit 99.1
Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30, 2006
UNAUDITED

	System Wide(1) - Worldwide
	2006	2005	Var.

TOTAL HOTELS
REVPAR ($)	113.45	103.40	9.7%
ADR ($)	157.34	144.94	8.6%
OCCUPANCY (%)	72.1%	71.3%	0.8

SHERATON
REVPAR ($)	100.61	91.49	10.0%
ADR ($)	142.17	129.74	9.6%
OCCUPANCY (%)	70.8%	70.5%	0.3

WESTIN
REVPAR ($)	133.59	122.81	8.8%
ADR ($)	180.46	167.93	7.5%
OCCUPANCY (%)	74.0%	73.1%	0.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	239.60	214.38	11.8%
ADR ($)	332.82	312.81	6.4%
OCCUPANCY (%)	72.0%	68.5%	3.5

W
REVPAR ($)	219.67	195.77	12.2%
ADR ($)	280.67	256.14	9.6%
OCCUPANCY (%)	78.3%	76.4%	1.9

FOUR POINTS
REVPAR ($)	69.07	62.75	10.1%
ADR ($)	97.71	91.73	6.5%
OCCUPANCY (%)	70.7%	68.4%	2.3

OTHER
REVPAR ($)	121.91	115.53	5.5%
ADR ($)	141.28	136.18	3.7%
OCCUPANCY (%)	86.3%	84.8%	1.5
(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30, 2006
UNAUDITED

	System Wide(1) - Worldwide
	2006	2005	Var.

TOTAL HOTELS
REVPAR ($)	107.62	97.86	10.0%
ADR ($)	154.95	143.36	8.1%
OCCUPANCY (%)	69.5%	68.3%	1.2

SHERATON
REVPAR ($)	96.30	87.44	10.1%
ADR ($)	140.94	128.97	9.3%
OCCUPANCY (%)	68.3%	67.8%	0.5

WESTIN
REVPAR ($)	127.97	117.27	9.1%
ADR ($)	178.85	167.24	6.9%
OCCUPANCY (%)	71.6%	70.1%	1.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	213.34	195.53	9.1%
ADR ($)	318.53	303.30	5.0%
OCCUPANCY (%)	67.0%	64.5%	2.5

W
REVPAR ($)	199.52	174.90	14.1%
ADR ($)	268.85	244.93	9.8%
OCCUPANCY (%)	74.2%	71.4%	2.8

FOUR POINTS
REVPAR ($)	65.30	58.82	11.0%
ADR ($)	96.56	89.75	7.6%
OCCUPANCY (%)	67.6%	65.5%	2.1

OTHER
REVPAR ($)	110.56	103.22	7.1%
ADR ($)	133.50	135.93	-1.8%
OCCUPANCY (%)	82.8%	75.9%	6.9
(1)	Includes same store owned, leased, managed, and franchised hotels